M O R G A N
                                                          &
                                                           C O M P A N Y
                                                           CHARTERED ACCOUNTANTS













                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------




We consent to the incorporation by reference in this Registration Statement of Universal Domains Incorporated on Form S-8 relating to the registration of 24,800,000 common shares to be issued to John Formicola, Tom Reid, John Boldis, Duncan MacKechnie, Mike Edwards, Fred Guarnieri, Suraj Jaswal, Dorothy Brown, Lisa Lehner, David Flynn and Victoria Chen pursuant to certain consulting services agreements, of our Auditors' Report, dated August 15, 2003, on the balance sheets of Universal Domains Incorporated as at December 31, 2002 and 2001, and the related statements of operations and deficit, cash flows, and stockholders' equity for the years ended December 31, 2002 and 2001.




Vancouver, Canada                                          "Morgan & Company"

September 5, 2003                                          Chartered Accountants




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